                                                                     EXHIBIT 3.2

                            BY-LAWS OF EQUIFAX INC.

        Revised to incorporate changes adopted by the Board of Directors in its meeting held January 31, 1996


                                       I

                                 STOCKHOLDERS

A.  Annual Meeting:  The Annual Meeting of the Shareholders of this Company
- ------------------
shall be held during the first five months after the end of each fiscal year of the Corporation at such time and place, within or without the State of Georgia, as shall be fixed by the Board of Directors, for the purpose of electing Directors and for the transaction of such other business as may be brought before the meeting.

It shall be the duty of the Secretary to cause notice of each Annual Meeting to be mailed to each Shareholder of record at his last known address at least ten days before the date of said meeting. Any failure to mail such notice or any irregularity in such notice shall not affect the validity of any Annual Meeting or any proceedings had at any such meeting.

B.  Special Meetings:  Special meetings of the Stockholders may be held at the
- --------------------
principal office of the Company in the State of Georgia or at such other place in the State of Georgia as may be named in the call therefor. Such special meetings may be called by the Chairman of the Board of Directors, the Vice Chairman, the President, the Board of Directors by vote at a meeting or a majority of the Directors in writing without a meeting. Notice of such special meetings shall indicate briefly the object or objects thereof, shall be signed by the Secretary, and by him or by his authority mailed or delivered to each Stockholder entitled to vote at such meeting. Such notice, if mailed, shall be mailed to the last known address of the Stockholder at least ten days before the date of said meeting. Nevertheless, if all of the Stockholders shall waive notice of the special meeting, no notice of such meeting shall be required.
When all of the Stockholders shall meet in person or by proxy, such meeting shall be valid for all purposes, without call or notice, and at such meeting any or all corporate action may be taken, notwithstanding the limitation of the notice.

C.  At any meeting of the Stockholders, the holders of one-half of all shares of
- --
the capital stock of the Company entitled to vote at said meeting, present in person or represented by proxy, shall constitute a quorum of Stockholders for all purposes. If the holders of the amount of stock necessary to constitute a quorum shall fail to attend in person or by proxy at the time and place fixed by these By-Laws for an Annual Meeting or fixed by notice as provided for a special meeting, a majority in interest of Stockholders present in person or by proxy may adjourn from time to time, without notice other than by announcement at the meeting, until the holders of the amount of stock requisite to constitute a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

D.  The Chairman of the Board, if there be one, or, if not, the designated Chief
- --
Executive Officer of this Company, shall call the meeting of the Stockholders to order and shall act as Chairman of such meeting; in the absence of both the Chairman of the Board and the designated Chief Executive Officer, the meeting shall be called to order by the senior Executive Vice President or, in his absence also, by the next senior Executive Vice President then present, or in the absence of all Executive Vice Presidents, by one of the Vice Presidents, who shall act as Chairman thereof. The Secretary of the Company shall act as secretary of the meeting of the Stockholders. In the absence of the Secretary, at any meeting of the Stockholders, the presiding officer may appoint any person to act as secretary of the meeting.

E.  At each meeting of the Stockholders, every Stockholder entitled to vote at
- --
said meeting shall be entitled to vote in person or by proxy, which proxy shall be evidenced by a writing subscribed by such Stockholder or by his duly authorized attorney. Each Stockholder shall have one vote for each share of stock of this Company then entitled to vote at such meeting which was registered in his name at the time of the closing of the transfer books for said meeting, if said books were closed, and, if not closed, standing in his name at the time of said meeting.

F.  The Board of Directors is hereby authorized to fix a record date, not
- --
exceeding fifty days and not less than ten days preceding the date of any meeting of the Shareholders, for determining Shareholders entitled to notice of and to vote at such meeting or adjournment thereof. In any case in which the Board of Directors does not provide for setting such record date, the fiftieth day preceding the date of the meeting of the Shareholders shall be the record date for the determination of the Shareholders entitled to notice of and to vote at such meeting.


                                      II

                              BOARD OF DIRECTORS

A.  The business and the property of the Company shall be managed and controlled
- --
by the Board of Directors. The Directors shall consist of not less than nine, nor more than fifteen Shareholders, and the number of Directors shall be determined, from time to time, by the Board of Directors or the Shareholders. Each Director shall be elected for an initial term of office not to exceed three years. At each annual election, the successors to the Directors whose terms expire in that year shall be elected, or reelected, to hold office for a term of three years, so that the term of office of one class of Directors shall expire each year.

The Chairman of the Board may continue to serve as an active Director after retirement as Chief Executive Officer of the Company until reaching seventy years of age.

Any other Director reaching seventy years of age, sixty-five years of age for Directors who are also employees of the Company, or ceases to continue a regular business relationship shall automatically retire from the Board, except that a non-employee Director who ceases to continue a regular business relationship may continue serving as a Director until the next annual meeting of shareholders or seventy years of age, whichever first occurs. Notwithstanding the preceding, a non-employee Director may at the request of the Chairman and ratified by the Board continue to serve until age seventy when the Director continues in a position or business activity that the Board determines would be of substantial benefit to the Company.

For the purpose of this Section A, the expression "regular business relationship" means a relationship as an employee, consultant or officer of a substantial business, professional or educational organization, which requires exercise of business judgment on a regular basis, and which is not less in seniority than the position occupied at the time first elected as a Director to the Board.

The number of Directors may be altered from time to time by the alteration of these By-Laws. The term of office of a Director may be altered by a vote of the holders of the majority of the shares of the capital stock of this Company entitled to vote on matters of ordinary business of the Company, or by a vote of two-thirds of the Board of Directors. Every Director shall be the holder of at least one share of the capital stock of this Company. Each Director shall serve for the term for which he shall have been elected and until his successor shall have been duly chosen, unless his term be sooner ended as herein permitted; provided, however, that should a Director sell all of his stock, the sale of said stock shall work a resignation of his office as a Director.

B.  In the event of a vacancy in the Directors of any class, by death,
- --
resignation, disqualification, removal, or otherwise, the remaining Directors, by an affirmative vote of a majority thereof, may elect a successor to hold office for the unexpired portion of the term of the Director whose place shall be vacant and until the election of his successor.

C.  The Directors may have an office and keep the books of the Company in such
- --
place or places in the State of Georgia or out of the State of Georgia as the Board from time to time may determine.

D.  Regular meetings of the Board of Directors shall be held on the last
- --
Wednesday in the months of January, April, July and October, if not a legal holiday, or, if a legal holiday, then on the next succeeding day not a legal holiday. When desirable to do so, the date of the meeting may be changed on the approval of the Board of Directors or the Executive Committee. Also, the time and place of the meeting may be fixed from time to time by the Directors, otherwise by the Secretary in the notice of the meeting.

The Secretary shall give notice of each regular meeting by mailing or delivering the same at least five days before the meeting, or by telegraphing the same at least two days before the meeting, to each Director, but such notice may be waived by any Director. The attendance by any Director upon any meeting shall be a waiver of notice of the time and place of holding the said meeting.

E.  Special meetings of the Board of Directors shall be held whenever called by
- --
the direction of the Chairman of the Board, if there be one and if he be present, or by the Vice Chairman, if there be one, or by the President, or by one-third of the Directors for the time being in office.

The Secretary shall give the same type notice for special meetings as is required for regular meetings. Unless otherwise indicated in the notice thereof, any and all business of the Company may be transacted at any special meeting of the Board of Directors.

F.  A majority of the Board of Directors shall constitute a quorum for the
- --
transaction of business; but if at any meeting of the Board there be less than a quorum present, the majority of those present may adjourn the meeting from time to time.

G.  Meetings of the Board of Directors, regular or special, may be held within
- --
the State of Georgia, at places other than the one at which the said meetings are usually held; or at places out of the State. In either event, the place for holding such special meeting shall be stated in the notice.

H.  Any action that may be taken at a meeting of the Board of Directors may be
- --
taken without such meeting if a written consent is approved in the form of minutes of a meeting, setting forth the action so taken, and signed by all of the Directors.


                                      III

                           COMPENSATION OF DIRECTORS

Directors who are salaried officers or employees of the Company shall receive no additional compensation for service as a Director. Each Director who is not a salaried officer or employee of the Company shall be compensated as set forth below.

The Chairman of the Board shall receive a fee of $7,500 per quarter, and each other Director shall receive a fee of $5,000 per quarter, for services as a Director. The Chairman of the Executive Committee shall receive a fee of $4,000 per quarter and any other member of the Executive Committee shall receive a fee of $1,000 per quarter. Any Director who is chairman of any other committee elected or appointed by the Board shall receive a fee of $1,000 per quarter. Each Director shall also receive a fee of $1,000 for attendance at any meeting of the Board or of a committee thereof. In addition, each such Director shall be entitled to receive stock option awards as provided for under the Equifax Inc. Non-Employee Director Stock Option Plan.


                                      IV

                      ELECTION OF OFFICERS AND COMMITTEES

A.  At the April meeting of the Board of Directors in each year, or, if not done
- --
at that time, then at any subsequent meeting, the Board of Directors shall proceed to the election of executive officers of the Company, and of the Executive Committee, as hereinafter provided for.

B.   The Board of Directors may elect from their members an Executive Committee
- --
which shall include the Chairman of the Board, if there be one, the Chief Executive Officer, and the President. The Executive Committee shall consist of not less than three nor more than five members, the precise number to be fixed by resolution of the Board of Directors from time to time.

Each member shall serve one year and until his successor shall have been elected, unless that term be sooner terminated by the Board of Directors. The Board of Directors shall fill the vacancies in the Executive Committee by election. The Chairman of the Board, if there be one, or, if not, the Chief Executive Officer, shall be the Chairman of the Executive Committee.

All action by the Executive Committee shall be reported to the Board of Directors at its meeting next succeeding such action, and shall be subject to revision or alteration by the Board of Directors, provided that no rights or interests of third parties shall be affected by any such revision or alteration. The Executive Committee shall fix its own rules and proceedings, and shall meet where and as provided by such rules or by resolution of the Board of Directors. In every case, the affirmative vote of a majority of all the members of the Committee shall be necessary to its adoption of any resolution.

C.  The Board of Directors is authorized and empowered to appoint from its own
- --
body or from the Officers of the Company, or both, such other committees as it may think best, and may delegate to or confer upon such committees all or such part of its powers, and may prescribe the exercise thereof as it may deem proper.

D.  During the intervals between the meeting of the Board of Directors, the
- --
Executive Committee shall possess and may exercise all the powers of the Board in the management of all the affairs of the Company, including the making of contracts, the purchase and sale of property, the execution of legal instruments, and all other matters in which specific direction shall not have been given by the Board of Directors.

                                       V

                                   OFFICERS

A.  The Officers of the Company, unless otherwise provided by the Board from
- --
time to time, shall consist of the following: a Chief Executive Officer, a President, one or more Vice Presidents (one or more of whom may be designated Executive Vice President, one or more of whom may be designated Corporate Vice President and one or more of whom may be designated Senior Vice President), a Treasurer, and a Secretary, who shall be elected by the Board of Directors. The Board of Directors may from time to time elect a Chairman and Vice Chairman of the Board. All elected officers shall hold their respective offices at the pleasure and subject to the will of the Board of Directors. The Board of Directors or any Officer to whom the Board may delegate such authority, may also elect, choose, or employ such other officers, agents, or employees as it or he may see fit, and may prescribe their respective duties. Any two or more of said offices may be filled by the same person, except the President and the Secretary shall not be the same person.

The Executive Committee shall approve salaries of all elected officers and such other employees as may be designated by the Executive Committee, except that salaries of members of the Executive Committee shall be fixed by the Management Compensation Committee of the Board of Directors.

B.  Chairman of the Board:  The Chairman of the Board of Directors shall direct
- -------------------------
the business and policies of the Company and serve as Chief Executive Officer of the Company if so designated by the Board of Directors. He shall preside at all meetings of the Stockholders, the Board of Directors, and the Executive Committee. He shall also act as ex officio member of all standing committees. Except where by law the signature of the Chief Executive Officer or President is required, he shall have the same power as the Chief Executive Officer or President to sign all authorized certificates, contracts, bonds, deeds, mortgages, and other instruments. He shall have such other powers and duties as from time to time may be assigned to him by the Board of Directors.

C.  Vice Chairman:  If the Chairman of the Board is not designated Chief
- -----------------
Executive Officer by the Board of Directors, and if so designated by the Board of Directors, the Vice Chairman shall serve as Chief Executive Officer. It shall be the duty of the Vice Chairman of the Board, in the absence of the Chairman of the Board, to preside at meetings of the Shareholders, at meetings of the Directors, and at meetings of the Executive Committee. He shall do and perform all acts incident to the office of Vice Chairman and, if so designated, those of Chief Executive Officer, subject to the approval and direction of the Board of Directors.

D.  President:  The President shall be the Chief Operating Officer of the
- -------------
Company and shall have general charge of the business of the Company subject to the specific direction and approval of the Board of Directors or its Chairman or Vice Chairman or the Executive

Committee. If the Chairman or Vice Chairman of the Board is not designated Chief Executive Officer by the Board of Directors, the President shall also serve as Chief Executive Officer. In the event of a vacancy in the office of Chairman and Vice Chairman of the Board or during the absence or disability of both the Chairman and the Vice Chairman, the President shall serve as Chief Executive Officer and shall have all of the rights, powers and authority given hereunder to the Chairman of the Board. He may sign all authorized certificates, contracts, bonds, deeds, mortgages, and other instruments, except in cases in which the signing thereof shall have been expressly delegated to some other Officer or Agent of the Company. He shall also act as an ex officio member of all standing committees and shall have authority, subject to the approval of the Chairman and Vice Chairman of the Board, to appoint and discharge all employees or agents of the Company, other than Officers. In general, he shall have the usual powers and duties incident to the office of a President of a Corporation and such other powers and duties as from time to time may be assigned to him by the Board or Chairman or Vice Chairman of the Board.

In case of the death, absence, or inability to act as the President, his power shall be exercised and his duties discharged by the senior Executive Vice President; or if there is no Executive Vice President, by the Vice President, who is the senior by years of service in that office, until such time as the Executive Committee shall designate another individual to exercise said powers and discharge said duties.

The President shall hold office at the pleasure of the Board of Directors.

E.  Executive Vice Presidents:  Each shall have authority, in behalf of the
- -----------------------------
Corporation, to execute, approve, or accept agreements for service, bids, or other contracts, and shall sign such other instruments as each is authorized or directed to sign by the Board of Directors or its Committee or by the Chief Executive Officer or the President. Each shall do and perform all acts incident to the office of the Executive Vice President of the Company or as may be directed by its Board of Directors or its Committee or the Chief Executive Officer or the President.

In case of the death, absence, or inability to act as an Executive Vice President, his powers shall be exercised and his duties discharged by such Officer of the Company who is delegated to perform such duties by resolution of the Board of Directors or its authority.

Each Executive Vice President shall hold office at the pleasure of the Board of Directors.

F.  Vice Presidents:  There shall be one or more Vice Presidents of this
- -------------------
Company, as the Board of Directors may from time to time elect. Each Vice President shall have such power and perform such duties as may be assigned him by the Board of Directors or its authority.

They shall hold office at the pleasure of the Board of Directors.

G.  Treasurer:  It shall be the duty of the Treasurer to have the care and
- -------------
custody of all funds of the Company which may come into his hands, and to deposit the same in such bank or banks or trust company or trust companies as shall be indicated by the Board of Directors or its authority and he shall pay out and dispose of the same as directed by the Chief Executive Officer, the President, the Executive Vice President or the Board of Directors or its authority. He shall have general charge of all the books, vouchers, and papers belonging to the Company, and shall perform such other duties as are incident to the office of Treasurer or as may be required by the Chief Executive Officer, the President, the Executive Vice President or the Board of Directors or its authority. He shall at all reasonable times exhibit his books and accounts to anyone when ordered to do so by the Board of Directors or its authority, but shall not be obliged to exhibit the same to any Stockholder unless ordered to do so by the Board of Directors or its authority.

The Treasurer shall hold office at the pleasure of the Board of Directors.

H.  Secretary:  The Secretary shall keep the minutes of the Stockholders and
- -------------
Directors Meetings, and of all Committees of these bodies, should such committees require it. He shall attend to the giving and serving of all notices by the Company, shall countersign all certificates of stock, and shall affix the Seal of the Company to all certificates of stock when signed by the Chief Executive Officer, the President or one of the Vice Presidents, and to such other instruments as he may be directed by the Chief Executive Officer, the President, the Executive Vice President or Vice President or the Board of Directors or its authority. Subject to the possession, rights, and duties of the Transfer Agent and/or Registrar of this Company, if there be one, he shall have charge of the certificate book, transfer book, and stock ledger, and such other books, papers, and accounts as may be required by the Chief Executive Officer, the President or Executive Vice President or the Board of Directors or its authority, all of which books shall be open at all times to the examination of any Director, but not to any Stockholder who is not a Director except when ordered by the Board of Directors or its authority. He shall perform such other duties of whatever kind pertaining to the business of the Company as may be required by the Chief Executive Officer, the President or Executive Vice President or the Board of Directors or its authority.

The Secretary shall hold office at the pleasure of the Board of Directors.

I.  Junior Officers and Agents:  In all cases where the duties of the junior
- ------------------------------
officers and agents of the Company are not especially prescribed by the By-Laws or by resolution of the Board of Directors, such officers and agents shall obey the orders and instructions of the Chief Executive Officer, the President or the

Executive Vice President or Vice Presidents having immediate jurisdiction over them. The Chief Executive Officer, the President or an Executive Vice President or the Officer acting as President, may suspend or remove any junior officer, or other employee of the Company, and shall report the same to the Chairman of the Board of Directors, if there be one, or, if not, to the Executive Committee, and such Chairman or Committee may either confirm or revoke or modify the order of the Chief Executive Officer, or the President or Executive Vice President or Officer acting as such.

J.  Bond of Officers and Agents:  The officers and agents of the Company shall
- -------------------------------
give such bonds, with good security, for the faithful discharge of their duties as may be required by the Board of Directors or its authority, such bonds to be approved by the Chief Executive Officer or the President except as to the bond of the Chief Executive Officer and the President, which shall be approved by the Treasurer.

K.  Unless otherwise ordered by the Board of Directors or Executive Committee,
- --
the Chairman of the Board, the Vice Chairman, the President or any Executive Vice President of this Company shall have full power and authority in behalf of this Company to attend and to act and to vote at any meetings of stockholders of any corporation in which the Company may hold stock, and at such meetings may possess and shall exercise any and all rights and powers incident to the ownership of such stock which such owner thereof (the Company) might have possessed and exercised if present. The Board of Directors or Executive Committee, by resolution from time to time, may confer like powers upon any other person or persons.


                                      V-A

               INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES
                             AND AGENTS; INSURANCE

A.  This Company shall indemnify any person who was or is a party or is
- --
threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that this conduct was unlawful.

B.  The Company shall indemnify any person who was or is a party or is
- --
threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

C.  To the extent that a person indemnified under this By-Law has been
- --
successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs A and B of this Section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

D.  The indemnification under paragraphs A and  B of this Section (unless
- --
ordered by a court) shall be effective upon the Company only when authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs A and B. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (3) by the affirmative vote of a majority of the shares entitled to vote thereon.

E.  Expenses incurred in defending a civil or criminal action, suit or
- --
proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Company as authorized in this Section.

F.  The indemnification provided by this Section shall not be deemed exclusive
- --
of any other rights to which those seeking indemnification may be entitled under any By-Law or resolution approved by the affirmative vote of the holders of a majority of the shares entitled to vote thereon taken at a meeting the notice of which specified that such By-Law or resolution would be placed before the Stockholders, both as to action by a director, officer, employee or agent in his official capacity and as to action in another capacity while holding such office or position, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

G.  The Company and its Officers shall have power to purchase and maintain
- --
insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of this Section.

H.  If, under this Section, any expenses or other amounts are paid by way of
- --
indemnification, otherwise than by court order or action by the Stockholders, the Company shall, not later than the next Annual Meeting of Stockholders unless such meeting is held within three months from the date of such payment, send by first class mail to its Stockholders of record at the time entitled to vote for the election of Directors a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.


                                      VI

                                 CAPITAL STOCK

A.  Certificate of Shares:  The certificate of shares of the capital stock of
- -------------------------
the Company shall be in such form not inconsistent with the Charter of the Company as shall be approved by the Board of Directors. Certificates for stock of the Company may be signed by the President or other Chief Executive Officer or a Vice President and also by the Secretary and the corporate seal thereunto affixed or may be signed with the facsimile signatures of the President or other Chief Executive Officer or a Vice President and of the Secretary, with a facsimile of the seal of the Corporation and in all cases a stock certificate must also be signed by the Transfer Agent for the stock.

All certificates shall be consecutively numbered. The name of the person owning the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the Company's books. All certificates surrendered to the Company shall be canceled and no new certificates shall be issued until the former certificate for the same number of shares of the same class shall have been surrendered and canceled.

B.  Transfer of Shares:  The shares in the capital stock of the Company shall be
- ----------------------
transferred only on the books of the Company by the holder thereof, in person or by his attorney, upon surrender and cancellation of certificates for a like number of shares. Transfer of shares shall be in accordance with such reasonable rules and regulations as may be made from time to time by the Board of Directors.

C.  The Board of Directors shall have authority to appoint a Transfer Agent
- --
and/or a Registrar for the shares of its capital stock, and to empower them or either of them in such manner and to such extent as it may deem best, and to remove such agent or agents from time to time, and to appoint another agent or other agents.


                                      VII

                                  REGULATIONS

The Board of Directors and the Executive Committee shall have power and authority to make all such rules and regulations as, respectively, they may deem expedient concerning the issue, transfer, and registration of certificates for shares of the capital stock of the Company.


                                     VIII

                                   DIVIDENDS

The Board of Directors may from time to time declare dividends from the surplus or from the net earned profits of the Company.


                                      IX

                                CORPORATE SEAL

The Board of Directors shall provide a suitable Seal, containing the name of the Company, which Seal shall be in charge of the Secretary.


                                       X

                                  AMENDMENTS

The Board of Directors shall have power to make, amend, and repeal these By-Laws by a vote of two-thirds of all Directors at any

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regular meeting or special meeting of the Board. At any regular or special meeting, the Stockholders, by a majority vote of the shares outstanding, may amend, alter or repeal these By-Laws, and may adopt new By-Laws in whole or in part. Notwithstanding the preceding two sentences, Articles XI and XII of these By-Laws shall be amended only in the manner provided by Georgia Law, as such law may relate to said Articles XI and XII.


                                      XI

                           SPECIAL REQUIREMENTS FOR
                         CERTAIN BUSINESS COMBINATIONS

The requirements of Sections 14-2-232 through 14-2-235 of the Official Code of Georgia, as such Sections may be amended or supplemented from time to time, shall apply to business combinations of this Company to the full extent set forth in such Code Sections as if the requirements of such Code Sections were set forth at length herein.


                                      XII

                          ADDITIONAL REQUIREMENTS FOR
                         CERTAIN BUSINESS COMBINATIONS

The requirements of Article 11A of the Georgia Business Corporation Code, or any successor provisions thereof, as amended or supplemented from time to time, shall apply to business combinations of this Company to the full extent set forth in the Georgia Business Corporation Code as if the requirements of such provisions were set forth at length herein.

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